UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2010

A.P. Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Saginaw Drive Redwood City CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 366-2626

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 25, 2010, Ronald J. Prentki, President, Chief Executive Officer and Director resigned his position as President and Chief Executive Officer of A.P. Pharma, Inc. (the “Company”) and as a member of the Board of Directors of the Company, effective May 25, 2010, and resigned his employment and all other positions that he holds with the Company and any of its subsidiaries effective June 15, 2010. Mr. Prentki has agreed to assist in implementing an orderly transition of management responsibilities.

On May 25, 2010, the Company and Mr. Prentki entered into a separation agreement in which Mr. Prentki agreed to release all claims he has or may have against the Company arising out of or relating in any way to his employment with the Company, including the separation of his employment, in exchange for the following consideration:

•
A payment totaling $850,000 (an amount equal to two times Mr. Prentki’s annual salary), as set forth in his employment letter with the Company dated July 2, 2008, as amended December 29, 2008, to be paid on July 15, 2010;

•	Accelerated vesting of Mr. Prentki’s outstanding options to purchase shares of the Company’s common stock, representing the options that would have vested between June 15, 2010 and June 15, 2011;

•	Mr. Prentki shall have until September 13, 2010 in which to exercise his vested incentive stock options and until June 15, 2011 in which to exercise his vested non-qualified stock options; and

•
Payment of the premiums associated with continuation of group health insurance for Mr. Prentki and his dependents through the earlier of June 15, 2011 or the date Mr. Prentki becomes eligible for health insurance coverage from another source, whichever occurs earlier.

A copy of the complete agreement is being filed herewith as Exhibit 10.1 and is incorporated by reference, and the description thereof contained in the Form 8-K is qualified in all respects by the terms and provisions of the agreement.

On May 25, 2010, the Company appointed John B. Whelan, age 48, to the position of Acting Chief Executive Officer, effective May 25, 2010. Mr. Whelan has served as the Company’s Vice President, Finance and Chief Financial Officer since February 2009 and will continue to hold these positions. He was Chief Operating Officer and Chief Financial Officer at Raven biotechnologies, inc., a private company developing antibody-based cancer therapeutics, from April 2002 until the company’s acquisition in July 2008. From January 2000 to March 2002 he was Vice President and Chief Financial Officer at Eos Biotechnology, Inc., a private therapeutic antibodies company. Prior to that, Mr. Whelan held a number of ascending management positions at Hewlett Packard Company, culminating in his tenure as Director of Corporate Development.

On May 26, 2010, the Company issued a press release announcing the departure of Mr. Prentki and the appointment of Mr. Whelan, a copy of which is being filed herewith as Exhibit 99.1 and is incorporated by reference herein.

ITEM 8.01	Other Events

On May 26, 2010, the Company further announced in the above referenced a press release, Exhibit 99.1, that it had hired a leading consulting practice in pharmaceutical regulatory affairs to lead the U.S. Food and Drug Administration review process of APF530 and formed a special committee of the Company’s Board of Directors to oversee the Company’s regulatory affairs.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.                                Document Description

10.1	Separation and Release Agreement between Ronald J. Prentki and the Company executed May 25, 2010.
99.1	Press Release issued on May 26, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.P. Pharma, Inc.

Date: June 1, 2010	/s/ John B. Whelan
John B. Whelan
Acting Chief Executive Officer